Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CKX, Inc. (formerly Sports Entertainment Enterprises, Inc.)
New York, New York

We hereby consent to the use in this Registration Statement of CKX, Inc. (formerly Sports Entertainment Enterprises, Inc.) (the "Company") on Form S-1 of our report dated March 25, 2005, relating to the financial statements of the Company for the year ended December 31, 2004, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

PIERCY BOWLER TAYLOR & KERN

/s/ Piercy Bowler Taylor & Kern
Las Vegas, Nevada

April 8, 2005